Exhibit 10.2

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made and entered into effectively as of June 2, 2023 (the “Effective Date”), by and among J. Streicher Holdings, LLC, (the “Acquirer”), Trajectory Alpha Acquisition Corp., a Delaware company (“SPAC”), Trajectory Alpha Sponsor LLC (“Sponsor”) and Metric Finance Holdings II, LLC (“Seller”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, SPAC is a Special Purpose Acquisition Company that closed on its initial public offering on December 14, 2021, with 18 months (or up to 24 months as permitted under the Certificate of Amendment to the SPAC’s Amended and Restated Certificate of Incorporation) to complete an initial business combination;

WHEREAS, as of the date of this Agreement, SPAC has not completed or announced a business combination;

WHEREAS, Sponsor owns 2,475,464 shares of Class B common stock of SPAC (the “Class B Shares”) and 5,725,000 Private Placement Warrants (the “Warrants”) to acquire one share of Class A common stock of SPAC (the “Class A Shares”) and. Seller owns 662,434 Class B Shares; and

WHEREAS, concurrent with the execution of this Agreement, Acquirer, or an entity designated by Acquirer, will pay $1.00 (one dollar) to Sponsor and Sponsor will sell and assign 2,170,464 Class B Shares held by Sponsor to Acquirer.

WHEREAS, in accordance with the terms and conditions of this Agreement, Acquirer, or an entity designated by Acquirer, will pay $1.00 (one dollar) (the “Purchase Price”) to the Seller and Seller will sell and assign 422,434 Class B Shares held by Seller (the “SPAC Securities”) to Acquirer.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.    Purchase and Sale. At the Effective Date, the Acquiror shall pay the Seller the Purchase Price and the Seller shall sell and assign to the Acquirer all right, title and interest in and to the SPAC Securities.

2.    Assumption of Obligations. In addition to the payment of the Purchase Price, by its execution of this Agreement Acquirer hereby assumes and agrees to be bound by the terms and conditions of the Relevant Agreements referred to below in respect of the SPAC Securities.

3.    Consent and Release. By their execution of this Agreement the SPAC and the Sponsor hereby consent to the purchase and sale of the SPAC Securities as contemplated herein and release the Seller from its obligations under the Relevant Agreements in respect of the SPAC Securities.

4.    Limitation on Transfer. Acquirer acknowledges and agrees that the SPAC Securities are subject to the limitations on transfer set forth in Section 7 of this Agreement.

5.    Title. Seller represents and warrants to Acquirer that Seller is conveying to the Acquiror good and marketable title to the SPAC Securities free and clear of all liens and encumbrances arising from the Seller’s ownership of the SPAC Securities, except as provided in Section 7 below and in the Relevant Agreements.

6.    Representations and Warranties. Each Party hereby represents and warrants to each other Party as of the Effective Date and as of the Closing that:

(a)    such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder;

(b)    the execution, delivery and performance by the Party of this Agreement and the consummation of the purchase and sale of the SPAC Securities as contemplated herein have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party;

(c)    this Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(d)    Except for the consents provided in Section 3 above, no third-party consents to the transfer of the SPAC Securities as contemplated herein are required by virtue of the Seller’s ownership of the SPAC Securities.

7.    Acknowledgements. Each Party acknowledges and agrees that the transfer has not been registered under the Securities Act or under any state securities laws and Acquirer represents that it:

(a)    is acquiring the SPAC Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws;

(b)    will not sell or otherwise dispose of any of the SPAC Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and in accordance with any limitations set forth in any agreements described in the Prospectus dated December 9, 2021 relating to the initial public offering of the SPAC (including but not limited to the Letter Agreement and Registration Rights Agreement referred to in that certain Joinder Agreement dated December 29, 2021 entered in by the Seller with the SPAC (collectively, the “Relevant Agreements”);

(c)    has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision, and has conducted a review of the business and affairs of SPAC that it considers sufficient and reasonable for purposes of making the transfer; and

(d)    is an “accredited investor” (as defined by Rule 501 of the Securities Act).

8.    Injunctive Relief. It is hereby understood and agreed that damages shall be an inadequate remedy in the event of a breach by any Party of any covenants or obligations herein, and that any such breach by a Party will cause the other Parties great and irreparable injury and damage. Accordingly, the breaching Party agrees that the other Parties shall be entitled, without waiving any additional rights or remedies otherwise available to such other Parties at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by the breaching Party of any of said covenants or obligations.

9.    Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

10.    Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

11.    No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

a.    11.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.    Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless mutually approved in writing.

14.    Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

15.    Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Acquirer:	J. Streicher Holdings, LLC
31 Hudson Yards
11th Floor
New York, New York 10005
Attn: Jaleel Lewis
Email: j.lewis@jstreicher.eu

With a copy to:	Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker
Email: andy.tucker@nelsonmullins.com

If to SPAC/Sponsor	Trajectory Alpha Acquisition Corp.
Trajectory Alpha Sponsor LLC
Attn: Peter Bordes
Email: peter@trajectorycapital.com

With a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Raphael M. Russo
Email: rrusso@paulweiss.com

If to Seller:	Metric Finance Holdings II, LLC
Email: Robert.Bicknese@guggenheimpartners.com

With a copy to:	Metric Finance Holdings II, LLC
c/o Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017
Attention: General Counsel
Email: GSLegal@ guggenheimpartners.com

16.    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

17.    Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

18.    Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the Effective Date.

ACQUIRER:

J. Streicher Holdings, LLC

By:	/s/ Paul Davis
Name:	Paul Davis
Title:	Manager

J. Streicher Holdings, LLC

By:	/s/ Jaleel Lewis
Name:	Jaleel Lewis
Title:	Manager

SPAC:

Trajectory Alpha Acquisition Corp.

By:	/s/ Michael E.S. Frankel
Name:	Michael E.S. Frankel
Title:	President and Chief Financial Officer

SPONSOR:

Trajectory Alpha Sponsor LLC

By:	/s/ Michael E.S. Frankel
Name:	Michael E.S. Frankel
Title:	Managing Member

SELLER:

Metric Finance Holdings II, LLC

By:	/s/ Michael Constantino III
Name:	Michael Constantino III
Title:	Authorized Signatory

[Signature Page to Purchase Agreement]